EXHIBIT 21.1

                            SUBSIDIARIES OF a21, INC.


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Name of Subsidiary              Jurisdiction of Incorporation/Organization
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SuperStock, Inc.                Florida
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SuperStock Canada, Inc.         Canada
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SuperStock Limited              England
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a21 Acquisition LLC             Delaware
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